Exhibit 99.1


 Watson Wyatt Worldwide Reports Third Quarter EPS of $0.76 on Strong
                       Benefits Revenue Growth

                      Raises Fiscal 2007 Guidance


    ARLINGTON, Va.--(BUSINESS WIRE)--May 9, 2007--Watson Wyatt Worldwide, Inc. (NYSE:WW), a leading international human capital and financial management consulting firm, today announced financial results for the third quarter of fiscal year 2007, which ended March 31, 2007.

    Revenues were $395.6 million for the quarter, an increase of 15% (10% constant currency) from the third quarter of fiscal 2006 revenues of $343.1 million. Income from continuing operations for the third quarter of fiscal 2007 was $33.8 million, or $0.76 per diluted share, an increase from $29.3 million or $0.69 per diluted share in the prior-year third quarter. When compared to prior-year third quarter, exchange rates had a positive impact of $0.04 per diluted share on net income.

    Results for the quarter also include the dilutive effect of the
1.95 million contingent shares that we expect to issue in the first quarter of fiscal year 2008 related to the acquisition of our U.K. headquartered partner. The contingent shares are not included in prior-year third quarter diluted earnings per share.

    "We were pleased to once again achieve double-digit revenue growth, especially on top of our exceptional performance in the comparable year-ago quarter," said John Haley, president and chief executive officer. "All the focus on pensions and related investment strategies fueled our growth, and demand for compensation services is strong across the board."

    Operating Highlights

    -- Benefits Group revenues (representing 56% of third-quarter revenues) were $220.7 million for the third quarter of fiscal 2007, an increase of 11% (7% constant currency) from $197.9 million in the prior-year third quarter. The increase was largely due to increased demand for valuation and design work in North America.

    -- Technology and Administration Solutions Group revenues (representing 10% of third-quarter revenues) were $39.3 million for the third quarter of fiscal 2007, an increase of 8% (3% constant currency) from $36.4 million in the prior-year third quarter. The increase resulted from an increase in the number of projects in service in North America. At March 31, 2007, 76 projects were in service, compared to 39 at March 31, 2006. We have an additional 66 projects in the implementation phase, compared to 44 at March 31, 2006. The number of projects in implementation at March 31, 2007 is greater than we had forecasted.

    -- Human Capital Group revenues (representing 10% of third-quarter revenues) were $41.2 million for the third quarter of fiscal 2007, an increase of 14% (10% constant currency) from $36.2 million in the prior-year third quarter. Demand was strong, particularly in the U.S., across all of our compensation service lines, including executive compensation, sales effectiveness and strategic rewards, as well as in data services.

    -- Insurance & Financial Services Group revenues (representing 8% of third-quarter revenues) were $30.3 million for the third quarter of fiscal 2007, an increase of 8% (-4% constant currency) from $27.9 million in the prior-year third quarter. The prior-year quarter included significant revenues from a large demutualization project.

    -- Investment Consulting Group revenues (representing 9% of third-quarter revenues) were $34.3 million for the third quarter of fiscal 2007, an increase of 44% (37% constant currency) from $23.8 million in the prior-year third quarter. The revenue increase was due to strong demand for all of our services, particularly advice on investment strategy and investment manager selection.

    Outlook for Fiscal Year 2007

    For fiscal year 2007, the company expects revenues to be approximately $1.48 billion, an increase from previous guidance of $1.43 billion to $1.46 billion. Earnings per diluted share for the year are expected to be in the range of $2.52 to $2.56, an increase from previous guidance of $2.41 to $2.44. This guidance assumes an average exchange rate of 1.93 U.S. dollars to the British pound for fiscal year 2007.

    For the fourth quarter of fiscal 2007, the company expects revenue to be in the range of $379 million to $385 million. In addition, the company expects fourth quarter earnings per diluted share to be in the range of $0.62 to $0.66. This guidance assumes an average exchange rate of 1.97 U.S. dollars to the British pound for the fourth quarter of fiscal 2007.

    Conference Call

    The company will host a live webcast and conference call to discuss the financial results for the third quarter of fiscal 2007. It will be held on Wednesday, May 9, 2007, beginning at 9:00 a.m. Eastern Time, and can be accessed via the Internet by going to www.watsonwyatt.com. The replay of the webcast will be available two hours after the live call for a period of three months. The replay also will be available for one week after the call by dialing 617-801-6888 and using confirmation number 95498295.

    Forward-Looking Statements

    Statements in this press release regarding projections and expectations of future earnings, revenues, operations, business trends and other such items are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. A number of risks and uncertainties exist which could cause actual results to differ materially from the results reflected in these forward-looking statements. Such factors include but are not limited to the company's ability to integrate the business of Watson Wyatt LLP into our own business, processes and systems, and achieve the anticipated results; our continued ability to recruit and retain qualified associates; the success of our marketing, client development and sales programs after the business combination; our ability to maintain client relationships and to attract new clients after the business combination; declines in demand for our services; outcomes of pending or future litigation and the availability and capacity of professional liability insurance to fund pending or future judgments or settlements; the ability of the company to obtain professional liability insurance; a significant decrease in the demand for the consulting, actuarial and other services we offer as a result of changing economic conditions or other factors; actions by competitors offering human resources consulting services, including public accounting and consulting firms, technology consulting firms and internet/intranet development firms; our ability to achieve cost reductions after the business combination; foreign currency exchange and interest rate fluctuations; exposure to Watson Wyatt LLP liabilities that have not been expressly assumed; general economic and business conditions that adversely affect us or our clients after the business combination; the level of capital resources required for future acquisitions and business opportunities; regulatory developments abroad and domestically that impact our business practices; legislative and technological developments that may affect the demand for or costs of our services; and other factors discussed under "Risk Factors" in the company's Annual Report on Form 10-K for the year ended June 30, 2006 and filed on September 1, 2006, with the Securities and Exchange Commission. These statements are based on assumptions that may not come true. All forward-looking disclosure is speculative by its nature. The company undertakes no obligation to update any of the forward-looking information included in this report, whether as a result of new information, future events, changed expectations or otherwise.

    About Watson Wyatt Worldwide

    Watson Wyatt (NYSE:WW) is the trusted business partner to the world's leading organizations on people and financial issues. The firm's global services include: managing the cost and effectiveness of employee benefit programs; developing attraction, retention and reward strategies; advising pension plan sponsors and other institutions on optimal investment strategies; providing strategic and financial advice to insurance and financial services companies; and delivering related technology, outsourcing and data services. Watson Wyatt has 6,300 associates in 30 countries and is located on the Web at www.watsonwyatt.com.

                     WATSON WYATT WORLDWIDE, INC.
                Consolidated Statements of Operations
          (Thousands of U.S. Dollars, Except Per Share Data)

                         Three Months Ended       Nine Months Ended
                              March 31,               March 31,
                       ----------------------- -----------------------
                          2007        2006        2007        2006
                       ----------- ----------- ----------- -----------
                             (Unaudited)             (Unaudited)

Revenue                 $395,598    $343,072   $1,098,027   $924,722
                       ----------- ----------- ----------- -----------

Costs of providing
 services:
  Salaries and
   employee benefits      211,807     191,582     599,447     514,339
  Professional and
   subcontracted
   services                26,494      17,884      72,659      56,490
  Occupancy,
   communications and
   other                   49,375      41,689     136,008     118,229
  General and
   administrative
   expenses                40,445      39,300     117,005     107,895
  Depreciation and
   amortization            15,123      11,510      41,797      32,319
                       ----------- ----------- ----------- -----------
                          343,244     301,965     966,916     829,272
                       ----------- ----------- ----------- -----------

Income from operations     52,354      41,107     131,111      95,450


  (Loss)/income from
   affiliates              (4,490)        310      (5,357)      1,732
  Interest expense           (304)     (1,344)     (1,336)     (3,703)
  Interest income             889       1,047       3,101       2,344
  Other non-operating
   income/(loss)               37          44         141      (2,106)
                       ----------- ----------- ----------- -----------


Income from continuing
 operations before
 income taxes              48,486      41,164     127,660      93,717
Provision for income
 taxes                     14,652      11,828      43,018      33,314
                       ----------- ----------- ----------- -----------


Income from continuing
 operations                33,834      29,336      84,642      60,403

Discontinued
 operations:

Adjustment to reduce
 estimated loss on
 disposal of
 discontinued
 operations, less
 applicable income tax
 expense for the three
 and nine months ended
 March 31, 2006                 -       1,035           -       1,035

Sublease income from
 discontinued
 operations, less
 applicable income tax
 expense for the three
 and nine months ended
 March 31, 2006                 -          10           -          27
                       ----------- ----------- ----------- -----------

Net income                $33,834     $30,381     $84,642     $61,465
                       =========== =========== =========== ===========



Basic earnings per
 share:
    Income from
     continuing
     operations             $0.80       $0.69       $1.99       $1.47
    Income from
     discontinued
     operations                 -        0.02           -        0.03
                       ----------- ----------- ----------- -----------
    Net income              $0.80       $0.71       $1.99       $1.50
                       =========== =========== =========== ===========

Diluted earnings per
 share:
    Income from
     continuing
     operations             $0.76       $0.69       $1.90       $1.46
    Income from
     discontinued
     operations                 -        0.02           -        0.03
                       ----------- ----------- ----------- -----------
    Net income              $0.76       $0.71       $1.90       $1.49
                       =========== =========== =========== ===========

Weighted average
 shares of common
 stock, basic (000)        42,488      42,234      42,430      41,074
                       =========== =========== =========== ===========
Weighted average
 shares of common
 stock, diluted (000)      44,586      42,466      44,562      41,341
                       =========== =========== =========== ===========

                     WATSON WYATT WORLDWIDE, INC.
                      Supplemental Segment Data
                     (Thousands of U.S. Dollars)

                         Three Months Ended       Nine Months Ended
                              March 31,               March 31,
                       ----------------------- -----------------------
                          2007        2006        2007        2006
                       ----------- ----------- ----------- -----------
                             (Unaudited)             (Unaudited)

Revenue (net of
 reimbursable
 expenses)
----------------------
Benefits Group           $220,708    $197,921    $602,772    $531,509
Technology and
 Administration
 Solutions Group           39,329      36,444     118,034      98,637
Human Capital Group        41,153      36,200     126,269     105,910
Insurance & Financial
 Services Group            30,288      27,947      83,656      65,918
Investment Consulting
 Group                     34,294      23,760      94,219      61,390
                       ----------- ----------- ----------- -----------
Total segment revenue     365,772     322,272   1,024,950     863,364
Other, including
 reimbursable expenses     29,826      20,800      73,077      61,358
                       ----------- ----------- ----------- -----------
Consolidated revenue     $395,598    $343,072  $1,098,027    $924,722
                       =========== =========== =========== ===========

Net operating income
----------------------
Benefits Group            $66,696     $57,408    $159,541    $135,810
Technology and
 Administration
 Solutions Group            8,229       9,052      27,314      24,937
Human Capital Group         5,929       2,605      19,305       9,252
Insurance & Financial
 Services Group             6,400       8,096      14,730      13,809
Investment Consulting
 Group                     11,680       4,899      28,364       8,457
                       ----------- ----------- ----------- -----------
Total segment net
 operating income          98,934      82,060     249,254     192,265
Discretionary
 compensation             (39,604)    (33,073)   (105,984)    (80,305)
Other income
 (expense), net           (10,844)     (7,823)    (15,610)    (18,243)
                       ----------- ----------- ----------- -----------
Income before income
 taxes                    $48,486     $41,164    $127,660     $93,717
                       =========== =========== =========== ===========



                              March 31,
                       -----------------------
                          2007        2006
                       ----------- -----------
                             (Unaudited)
Associates (fiscal
 year end full-time
 equivalents)
----------------------
Benefits Group              2,710       2,600
Technology and
 Administration
 Solutions Group              755         730
Human Capital Group           800         760
Insurance & Financial
 Services Group               370         330
Investment Consulting
 Group                        365         340
Other (including
 Communication)               790         680
Corporate                     580         560
                       ----------- -----------
Total                       6,370       6,000
                       =========== ===========

                     WATSON WYATT WORLDWIDE, INC.
                     Consolidated Balance Sheets
                     (Thousands of U.S. Dollars)

                                                March 31,   June 30,
                                               ----------- -----------
                                                  2007        2006
                                               ----------- -----------
                                               (Unaudited)
Assets
----------------------------------------------
 Cash and cash equivalents                        $69,176    $165,345
 Receivables from clients:
 Billed, net of allowances of $6,699 and
  $3,678                                          222,890     180,533
 Unbilled, at estimated net realizable value      139,900     123,044
                                               ----------- -----------
                                                  362,790     303,577

 Deferred income taxes                             13,524         567
 Other current assets                              52,735      24,158
                                               ----------- -----------
 Total current assets                             498,225     493,647

 Investment in affiliates                           3,058       8,564
 Fixed assets, net                                167,816     147,738
 Deferred income taxes                             55,108      70,417
 Goodwill                                         373,871     324,041
 Intangible assets                                210,860     187,075
 Other assets                                       7,468       8,877
                                               ----------- -----------

 Total Assets                                  $1,316,406  $1,240,359
                                               =========== ===========

Liabilities
----------------------------------------------

 Accounts payable and accrued liabilities        $270,319    $288,396
 Deferred income taxes                                  -         168
 Income taxes payable                              12,523       7,771
                                               ----------- -----------
 Total current liabilities                        282,842     296,335

 Note payable                                           -      30,000
 Accrued retirement benefits                      158,616     162,505
 Deferred rent and accrued lease losses            29,649      28,982
 Deferred income taxes                                444         480
 Other noncurrent liabilities                      84,901      73,296
                                               ----------- -----------


 Total Liabilities                                556,452     591,598

 Commitments and contingencies

Stockholders' Equity
----------------------------------------------
 Preferred Stock - No par value: 1,000,000
  shares authorized; none issued and
  outstanding                                           -           -
 Class A Common Stock - $.01 par value:
  99,000,000 shares authorized; 42,763,451 and
  42,463,451 issued and 42,501,220 and
  42,385,513 outstanding                              428         425
 Additional paid-in capital                       396,839     386,392
 Treasury stock, at cost - 262,221 and 77,938
  shares                                          (11,971)     (2,134)
 Retained earnings                                317,714     242,599
 Accumulated other comprehensive income            56,944      21,479
                                               ----------- -----------
 Total Stockholders' Equity                       759,954     648,761
                                               ----------- -----------

 Total Liabilities and Stockholders' Equity    $1,316,406  $1,240,359
                                               =========== ===========

                     WATSON WYATT WORLDWIDE, INC.
                Consolidated Statements of Cash Flows
                     (Thousands of U.S. Dollars)

                                                   Nine Months Ended
                                                        March 31,
                                                   -------------------
                                                     2007      2006
                                                   --------- ---------
                                                       (Unaudited)
 Cash flows from operating activities:
 Net income                                         $84,642   $61,465
 Adjustments to reconcile net income to net cash
  (used in)/from operating activities:
     Loss on foreign currency forward contract            -     3,602
     Income from discontinued operations, net of
      income tax expense                                  -    (1,035)
     Provision for doubtful receivables from
      clients                                        17,172     6,089
     Depreciation                                    34,512    26,448
     Amortization of intangible assets                7,285     5,872
     Provision for deferred income taxes              2,145     9,876
     Loss/(Income) from affiliates                    5,357    (1,732)
     Distributions from affiliates                        -     1,614
     Other, net                                         454       326
     Changes in operating assets and liabilities,
      net of business combination
         Receivables from clients                   (68,865)  (33,731)
         Other current assets                       (13,362)   (4,929)
         Other assets                                   599      (684)
         Accounts payable and accrued liabilities    (9,198)  (31,278)
         Income taxes payable                        (7,743)   16,620
         Accrued retirement benefits                 (3,889)      412
         Deferred rent and accrued lease losses         667     1,870
         Other noncurrent liabilities                 6,045     4,205
                                                   --------- ---------
     Net cash (used in)/from operating activities    55,821    65,010
                                                   --------- ---------

 Cash flows used in investing activities:
   Acquisitions and contingent consideration
    payments                                        (46,534) (132,844)
   Purchases of fixed assets                        (29,244)  (24,153)
   Capitalized software costs                       (16,010)  (20,477)
   Proceeds from divestitures                           141     1,496
                                                   --------- ---------
     Net cash used in investing activities          (91,647) (175,978)
                                                   --------- ---------

 Cash flows (used in)/from financing activities:
   Borrowings                                        55,000   102,000
   Repayments                                       (85,000)  (57,000)
   Foreign currency forward contract                      -    (8,405)
   Dividends paid                                    (9,527)   (9,487)
   Repurchases of common stock                      (33,420)   (3,937)
   Tax benefit on exercise of stock options and
    employee stock purchase plan                      2,375     1,444
   Issuances of common stock - exercise of options    2,896     2,921
   Issuances of common stock - employee stock
    purchase plan                                     4,718     4,777
                                                   --------- ---------
     Net cash (used in)/from financing activities   (62,958)   32,313
                                                   --------- ---------

Effect of exchange rates on cash                      2,615     3,253
                                                   --------- ---------

Decrease in cash and cash equivalents               (96,169)  (75,402)

Cash and cash equivalents at beginning of period    165,345   168,076
                                                   --------- ---------

Cash and cash equivalents at end of period          $69,176   $92,674
                                                   ========= =========


    CONTACT: Watson Wyatt Worldwide, Inc.
             Carl D. Mautz
             Chief Financial Officer
             703-258-7556